                             TELECOM WIRELESS CORPORATION

                             5299 DTC BOULEVARD, 12TH FL.
                                 ENGLEWOOD, CO 80111


                                       September 23,1999


Commtel Services Ltd
C/o Teacher Stern Selby
37-41 Bedford Row
London WC1R4JH
("Bridge Lender")

         Re:  BRIDGE LOAN TO TELECOM WIRELESS CORPORATION

Dear Bridge Lender.

      This letter agreement will confirm our understanding and agreement with respect to the proposed bridge loan (the "Bridge Loan") in the principal amount of $__________ to be made by you and certain others (the "Lenders", or individually, the "Lender") to the undersigned Telecom Wireless Corporation. a Utah Corporation (the "Borrower"), and is entered into in order to induce you to make the Bridge Loan and in consideration therefor, as follows,

      1. The Bridge Loan made by you will be evidenced by promissory notes of the Company, dated the date of the making of the Bridge Loan (the "Notes") payable to each Lender, in the aggregate principal amount of $___________, bearing interest at ten (10%) percent per annum, with principal and interest due and payable in full on the earlier of (a) ___________, 1999 and (b) the date of the receipt by the Company of financing aggregating at least $2,000,000 (the "Maturity Date").

      2. The Bridge Loan will be disbursed in immediately available funds by wire transfer to the following account:

             Bank One
             1515 North Federal Hwy., Ste. 100
             Boca Raton, FL 33432

             ABA #: 072000326
             For the Account of:  Telecom Wireless Corporation
             Account #: 10065599387
             Bank #250

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      3.     In consideration for the the loan the Company shall issue to the
Bridge Lender an aggregate of warrants to purchase _________ shares of the Company's common stock at a price of $7.00 per share for a period terminating on the later of (a) four years from issuance and (b) the date on which a registration statement relating to the shares underlying the warrants has been in effect for two years (the "Initial Warrants"). If the loan has not been repaid in full (inclusive of accrued interest) on or before _____________, 1999, the Company shall issue to the Bridge Lender additional warrants to purchase ____________ shares on the same terms and conditions as the Initial Warrants. The exercise price of all such warrants shall be subject to adjustment on the same basis as the repricing warrants issued in conjunction with the Company's Rule 506 offering. The Company agrees to provide piggyback registration rights for the shares underlying the warrants and the warrants shall contain reasonable and standard cashless exercise provisions.

      4. In the event that the Company has not paid to the Lender all principal and interest due and owing on or prior to the Maturity Date, the Borrower shall be in default of the Note and:

             a. The interest rate on all principal and accrued interest shall become 18%;

             b. The Borrower shall be immediately obligated to maintain with the SEC an effective registration statement pursuant to the Securities Exchange Act of 1933 which would provide for the resale of (i) the stock underlying the. warrants and (ii) any common stock of the Borrower into which the Lender has the option to convert the Note.

             c.     1)     The Borrower shall, at its option, have the right to
                    convert the Note (principal and accrued interest) into common stock of the Borrower at a price which is equal to 50% of the five day average closing bid price of the Borrower's common stock for that period immediately prior to the Lender's notice of conversion. Such conversion option shall commence upon the Borrower's default under the Note and shall terminate on the following the effectiveness of the registration statement referred to in subsection 4.b. above for a period of two years.

                           2) If following a default and the vesting of the Lender conversion option the Borrower desires to cure such default by making payment on its financial obligations under the Note, the Borrower must provide the Lender with written notice at least 30 days prior to such payment of its desire to make such Payment. The Lender may, upon the receipt of such notice, by written notice received during such 30 day period, refuse the Borrower's offer to redeem the note and thus retain the conversion rights which accrued to the Note upon such default. This conversion option, and any other rights of the Lender upon default, do not limit or compromise the Bridge Lender's other remedies, including those set forth in the other provisions of this Agreement or the Note and at law.

                           3) The conversion of the Note shall be deemed to have been made immediately prior to the close of business on the date (each, an "EXERCISE DATE") of the surrender to the Company for exercise of the Note. Such conversion, evidenced in writing, shall be executed by the Bridge Lender or his attorney duly authorized in writing and shall be delivered to the Company at its corporate offices located at 5299 DTC Boulevard, 12th Fl., Englewood, CO 80111 (the "CORPORATE OFFICE"), or at any such other office or agency as the Company may designate.

                           4) The person entitled to receive the number of shares deliverable on conversion shall be treated for all purposes as the holder of such shares as of the close of business on the Exercise Date. The Company shall not be obligated to issue any fractional share interest in shares issuable or deliverable an such conversion and such fractional shares shall be of no value whatsoever.

                           5) Within ten days after the conversion date, the Company, at its own expense, shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates in the name requested by the Bridge Lender for the number of shares deliverable on such conversion. No adjustment shall be made in respect of cash dividends on shares delivered on such conversion. All shares of Common Stock delivered upon such conversion shall be validly issued, fully paid and non-assessable.

      5. The Lenders shall have no obligation to make the Bridge Loan unless and until the following conditions precedent have been satisfied in the sole judgment of the Lenders:

             a..    The Notes and the warrants shall have been executed and
             delivered and all other legal matters related to the Bridge Loan have been satisfied;

             b. All legal matters relating to the Bridge Loan shall be reasonably satisfactory to counsel for the Lenders.

      6. The Company represents to the Lenders that this letter agreement (the "Agreement"), the Notes and the Warrant Agreements and Warrant Certificates have been duly executed by it, have been duly authorized by all necessary corporate action on the part of the Company, constitute the valid and legally binding obligation of the Company, enforceable in accordance with their terms except as such enforceability may be limited by laws of bankruptcy, fraudulent conveyance, creditors rights or principles of equity, and are not inconsistent with the terms of the Company's certificate of incorporation or bylaws, and that the execution, delivery and performance of the Agreement, the Notes and the Warrants do not and will not breach or result in a default under any agreement to which the Company is a party.

      7. The Lender shall have the Opportunity to convert its Note into the private equity placement being conducted on behalf of the Company by First Equity Capital Securities, Inc.

      This Agreement shall be governed by and construed in accordance with the law of the State of New York. may not be amended, modified or waived except in writing, signed by both parties hereto, shall be binding upon the Company and inure to benefit of the Lenders and its respective successors, assigns, heirs and legal representatives.

                           Very truly yours,

                           TELECOM WIRELESS CORPORATION, INC.


                           By:    /s/ Kosta S. Kovachev
                                 ----------------------------------------
                                  Kosta S. Kovachev
                                  EVP, CFO
Agreed and Accepted


By:
    -----------------------------------

                                         NOTE

$250,000.00                                               September 23, 1999



      For value received, the undersigned, TELECOM WIRELESS, INC., a Utah corporation having an address at 5299 DTC Boulevard, 12th Fl., Englewood, Colorado 80111 (the "Borrower"), hereby promises to pay to the order of Commtel Services Ltd, c/o Teacher Stern Selby, 37-41 Bedford Row, London WC1R4JH (the "Payee"), the principal sum of Two Hundred and Fifty Thousand Dollars ($250,000.00), on the earlier of (i) November 23, 1999 and (ii) the date on which the Borrower receives, in aggregate, financing in an amount of gross proceeds of at least $2,000,000, together with all accrued interest through and including the date of payment. Interest shall be payable at a rate per annum (computed for actual days elapsed on the basis of a 365-day year) of ten percent (10.0%). The Borrower may prepay this Note at any time prior to the due date hereof, in full, without premium or penalty.

      All indebtedness outstanding under this Note after maturity shall bear interest (computed in the same manner as interest on this Note prior to maturity) at the rate of eighteen (18.0%) percent per annum, and all such interest shall be payable on demand.

      Payments of both principal and interest on this Note are to be made at the office of the Payee at Commtel Services Ltd, c/o Teacher Stern Selby, 37-41 Bedford Row, London WC1R4JH, or such other place as the holder hereof shall designate to the Borrower in writing, in lawful money of the United States of America in immediately available funds.

      The Borrower shall pay reasonable costs and expenses of collection, including, without limitation, reasonable attorneys' fees and disbursements in the event that any action, suit or proceeding is brought by the holder hereof to collect this Note and either the holder obtains a judgment in its favor that is not appealed from or is upheld on appeal, or such action, suit or proceeding is settled with any sum due and owing to the holder as a result of such settlement.

      THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS RULES PERTAINING TO CONFLICT OF LAWS.

      THE BORROWER IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT, UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS NOTE MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE STATE OF NEW YORK. THE BORROWER, BY THE EXECUTION AND DELIVERY OF THIS NOTE, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURT IN ANY SUCH ACTION OR PROCEEDING. BY ITS ACCEPTANCE OF THIS NOTE BY THE HOLDER AND BY THE EXECUTION HEREOF BY THE BORROWER, EACH AGREES THAT ANY AND ALL LEGAL ACTION RELATING TO THIS NOTE SHALL BE BROUGHT, AND MAINTAINED, ONLY IN SUCH COURTS. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT AT THE ADDRESS SET FORTH ABOVE OR SUCH OTHER ADDRESS AS THE BORROWER SHALL HAVE THERETOFORE NOTIFIED THE HOLDER HEREOF IN WRITING OR IN ANY OTHER MANNER PERMITTED BY LAW. IN THE EVENT SERVICE ON THE BORROWER IS EFFECTED AS SET FORTH IN THE PRECEDING SENTENCE, THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, FORUM NON CONVENIENS, OR ANY SIMILAR BASIS. THE BORROWER SHALL NOT BE ENTITLED IN ANY ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK.

                                  TELECOM WIRELESS, INC.


                                  By:    /s/ Kosta S. Kovachev
                                        -------------------------------------
                                         Kosta S. Kovachev
                                         EVP CFO

                         Schedule to Bridge Loan Agreement
                      Identifying Other Bridge Loan Agreements
                        to Which Telecom Wireless Is a Party
                        That Are Substantially Identical And
                      Material Details in Which Such Agreements
                            Differ from Filed Agreement

                                                                                           Date Requiring
                                                                                             Issuance of
                                                                                             Additional
                                                                            No. of           Warrants if
                                              Amount of                     Initial         Loan Not Paid
  Date           Holder                         Loan            Due Date    Warrants         in Full by
--------   ----------------------------       ---------         --------    --------       ---------------
09/01/99   Commtel Services Ltd.              $125,000          10/31/99     12,500           10/01/99
09/01/99   Kenneth R. Levine                   $75,000          10/31/99      7,500           10/01/99
09/01/99   Stanley S. Becker                   $50,000          10/31/99      5,000           10/01/99
09/23/99   Commtel Services Ltd.              $250,000          11/23/99     25,000           10/23/99
09/23/99   A.I. International Corporate
           Holdings Ltd.                      $175,000          11/23/99     17,500           10/23/99
09/23/99   Marshall M. Becker                  $75,000          11/23/99      7,500           10/23/99
09/23/99   Kiam Interests Ltd.                $250,000          11/23/99     25,000           10/23/99
